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Exhibit 24

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer of General Electric Company, a New York corporation (the "Company"), hereby constitutes and appoints Jeffrey R. Immelt, Benjamin W. Heineman, Jr., Keith S. Sherin, Philip D. Ameen, Kathryn A. Cassidy, Michael R. McAlevey and Robert E. Healing and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign: (i) one or more Registration Statements under the Securities Act of 1933, as amended, on Form S-3 or such other form as such attorneys-in-fact, or any of them, may deem necessary or desirable, any amendments thereto, and all post-effective amendments and supplements to such Registration Statement or Registration Statements, for the registration of $5,000,000,000 of the Company's debt securities, warrants, guarantees and common stock (reserved for issuance upon conversion or exchange of debt securities) for issuance, sale or distribution from time to time of any such securities; and (ii) a Registration Statement, and any and all amendments thereto, relating to the offering covered hereby filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, all in such forms as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statement or Registration Statements shall comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

        This Power of Attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one Power of Attorney.

        IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand this 14th day of April, 2003.

/s/ JEFFREY R. IMMELT Jeffrey R. Immelt Chairman of the Board and Chief Executive Officer (Principal Executive Officer and Director)
/s/ KEITH S. SHERIN Keith S. Sherin Senior Vice President— Finance (Principal Financial Officer)	/s/ PHILIP D. AMEEN Philip D. Ameen Vice President and Comptroller (Principal Accounting Officer)
/s/ JAMES I. CASH, JR. James I. Cash, Jr. Director	/s/ ROCHELLE B. LAZARUS Rochelle B. Lazarus Director
/s/ DENNIS D. DAMMERMAN Dennis D. Dammerman Director	/s/ SAM NUNN Sam Nunn Director
/s/ ANN M. FUDGE Ann M. Fudge Director	/s/ ROGER S. PENSKE Roger S. Penske Director
/s/ CLAUDIO X. GONZALEZ Claudio X. Gonzalez Director	/s/ GARY L. ROGERS Gary L. Rogers Director

/s/ ANDREA JUNG Andrea Jung Director	/s/ ANDREW C. SIGLER Andrew C. Sigler Director
Alan G. Lafley Director	Robert J. Swieringa Director
Kenneth G. Langone Director	/s/ DOUGLAS A. WARNER III Douglas A. Warner III Director
/s/ RALPH S. LARSEN Ralph S. Larsen Director	/s/ ROBERT C. WRIGHT Robert C. Wright Director

        A MAJORITY OF THE BOARD OF DIRECTORS

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POWER OF ATTORNEY